Exhibit 99.1

ProPhase Labs hires Stuart Hollenshead as COO, the former COO and CBO of Barstool Sports

GARDEN CITY, NY, February 18, 2025 (GLOBE NEWSWIRE) – ProPhase Labs, Inc. (NASDAQ: PRPH) (“ProPhase” or the “Company”), a next-generation biotech, genomics, and consumer products company, today announced the appointment of Stu Hollenshead as Chief Operating Officer, marking a pivotal step in the company’s expansion into consumer-centered health and wellness products. As COO, Hollenshead will focus on accelerating ProPhase Labs’ consumer-facing strategy, leveraging his deep expertise in direct-to-consumer growth, subscription models, digital marketing, and audience monetization to position the company as a leader in science-backed health solutions.

The Company plans to provide additional updates very shortly regarding progress in its accounts receivables that the Company believes will be significant, the exploration of new strategic alternatives for Nebula Genomics and DNA Complete, and additional cost-cutting measures.

CEO Commentary

“Stu is a world-class operator who understands how to build and scale consumer-first businesses,” said Ted Karkus, CEO of ProPhase Labs. “The Company’s particular focus going forward will be direct-to-consumer revenue streams. Furthermore, we are optimistic about the potential for a significant inflow of capital into the Company between Q2 and Q3 2025 related to our enhanced accounts receivable collection initiatives and look forward to updating shareholders further in the near future. These are just some of the reasons that someone of Stu’s caliber was willing to transition from being a consultant at ProPhase to its COO. Stu’s relentless work ethic, competitive will to win as well as his expertise in audience building & engagement, marketing, e-commerce, and media-driven brand growth aligns perfectly with our vision as we launch Legendz XL and Legendz Triple Edge online and prepare for the introduction of Equivir in the near future. Stu will also be able to leverage his role at 10PM Curfew to create abundant win-win scenarios while scaling our new product introductions to the marketplace.”

Mr. Karkus continued, “10PM Curfew represents a true competitive advantage for ProPhase. It is a one-stop shop for anyone that wants to build their brand with the support of a highly-engaged audience of 70-million women. 10PM can guarantee tens to hundreds of millions of impressions in the blink of an eye at the most competitive CPMs in the market while bringing a best-of-breed content shop & social platform, creator & influencer management infrastructure and TikTok Shop services division to the table for immediate use. ProPhase stood on the sidelines for years watching brands use Barstool to scale their growth. Now, ProPhase will be directly aligned with the Barstool equivalent in the female space with 10PM. ProPhase is getting in on the ground floor while Stu continues to scale the 10PM business exactly like he did at Barstool.”

Following the successful sale of Pharmaloz Manufacturing, COO Jed Latkin has resigned and transitioned to a consulting role to focus on advancing ProPhase’s BE-Smart esophageal cancer test. He will collaborate with Igor Ban, Director of Research, for commercialization efforts. Several discussions with potential partners are ongoing. In parallel, the next batch of BE-Smart samples is being prepared in collaboration with The Mayo Clinic to continue to further validate the statistical evidence of the advantages and effectiveness of this breakthrough diagnostic cancer test. The Company has determined that the target market for this potential lifesaving cancer diagnostic test is $7 - $14 billion, in the U.S. alone, and has minimal competition at present.

About Stu Hollenshead

Hollenshead has played a pivotal role in two of the most high-profile media acquisitions in recent years. At Business Insider, he helped lead audience and subscription growth, contributing to its $442-million acquisition by Axel Springer in 2015. Later, at Barstool Sports, Hollenshead served as Chief Operating Officer & Chief Business Officer, leading the company through record-breaking expansion in revenue, audience, and product monetization—culminating in its $551-million acquisition by Penn Entertainment in 2023.

At Barstool Sports, Hollenshead played a significant role in the company’s evolution from a disruptive digital brand into a powerhouse in media, commerce, and sports betting. He helped to oversee a multi-pronged business strategy, spanning subscription models, e-commerce, direct-to-consumer monetization, licensing and branded partnerships, all while managing teams across engineering, product, marketing, and business development. During his tenure the company experienced double-digit audience and revenue growth year over year, significantly expanding Barstool’s digital footprint, revenue, and brand equity—making it one of the most sought-after acquisitions in digital media in the past decade.

Prior to Barstool, Hollenshead built a reputation as a growth architect, scaling TheStreet’s direct-to-consumer subscription business to $30 million, pioneering AI-driven content automation, and later helping Business Insider surpass 100 million monthly users with a profitable mix of B2B and direct-to-consumer subscription revenue streams. He also drove product monetization and platform migrations at WWE, helping WWE Network reach nearly 2 million paying subscribers.

In addition to his new role at ProPhase Labs, Hollenshead will continue serving as CEO of 10PM Curfew, one of the largest and fastest-growing female-centric digital platforms, reaching over 70 million women. Under his leadership, 10PM Curfew has built a one-of-a-kind innovative audience and content strategy, successfully partnering with brands to drive highly engaged, scalable digital communities that create significant brand awareness, consideration and conversion.

Stu Hollenshead Commentary

“I couldn’t be more excited to join ProPhase Labs at this stage of its evolution,” said Hollenshead. “Ted Karkus built up and sold the Cold-EEZE consumer brand for $50 million, and Jason Karkus built a multi-hundred-million-dollar Covid testing business from scratch. With significant cash flow anticipated into ProPhase later this year, this is the perfect time and perfect fit for me to join them in building a world-class consumer products company. The Company is currently selling its Legendz testosterone and energy boosting products in stores, but the larger opportunity will be to sell online. I am also looking forward to leveraging our marketing platform with the launch of Equivir, a product with enormous potential, in stores and online in the near future.

In parallel, I am looking forward to numerous potential joint venture opportunities, now and in the future, to develop other company’s brands that have significant potential but need our marketing platform and expertise, network of influencers, etc. The opportunity is enormous. I am excited to leverage my experience in scaling high-growth businesses to accelerate the success of Legendz, Equivir, and leveraging my network to expand the portfolio of innovative health solutions over time.”

With Hollenshead’s leadership, ProPhase Labs is poised for rapid growth, developing innovative consumer-first health solutions and establishing itself as a dominant player in the evolving wellness landscape.

The Company plans to provide additional updates very shortly regarding the exploration of new strategic alternatives for Nebula, progress in its accounts receivables that should be significant, and additional cost cutting measures.

Inducement Award

Mr. Hollenshead was awarded a stock option to purchase up to 500,000 shares of ProPhase common stock as an inducement to his employment as Chief Operating Officer of ProPhase Labs. This award was made in accordance with the employment inducement award exemption provided by Nasdaq Rule 5635(c)(4) and was therefore not awarded under the Company’s stockholder approved equity plan. The option award will vest as follows, contingent upon continued service: 25% will vest on the date of grant and 25% will vest on each of the next three anniversaries of the grant date. The options will have a strike price of $0.60 per share and will be exercisable for a period of seven years.

About ProPhase Labs

ProPhase Labs Inc. (Nasdaq: PRPH) (“ProPhase”) is a next-generation biotech, genomics and consumer products company. Our goal is to create a healthier world with bold action and the power of insight. We’re revolutionizing healthcare with industry-leading Whole Genome Sequencing solutions, while developing potential game changer diagnostics and therapeutics in the fight against cancer. This includes a potentially life-saving cancer test focused on early detection of esophageal cancer and potential breakthrough cancer therapeutics with novel mechanisms of action. We develop, manufacture, and commercialize health and wellness solutions to enable people to live their best lives. We are committed to executional excellence, smart diversification, and a synergistic, omni-channel approach. ProPhase Labs’ valuable subsidiaries, their synergies, and significant growth underscore our potential for long-term value.

Forward Looking Statements

Except for the historical information contained herein, this document contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including our expectations regarding the future revenue growth potential of each of our subsidiaries, our expectations regarding future liquidity events, the success of our efforts to collect accounts receivables and anticipated timeline for any payments relating thereto, and our ability to successfully transition into a consumer products company. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering into and growing new business lines, the competitive environment, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

Media Relations and Institutional Investor Contact:

ProPhase Labs, Inc.

267-880-1111

investorrelations@prophaselabs.com

Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman

212-812-7680

Jboidman@renmarkfinancial.com